                                                                   Exhibit 99(b)

                            CORPORATE EXPRESS, INC.
                            325 Interlocken Parkway
                             Broomfield, CO 80021

                               November 8, 1995

Charles L. Adamson
987 Mell Ave.
Clarkston, GA  30021

Dear Optionholder:

         By this letter agreement (this "Option Agreement"), Corporate Express, Inc., a Colorado corporation (the "Company") hereby assumes an option (this "option") originally granted pursuant to your Letter Agreement with United TransNet, Inc. ("UTN"), which Letter Agreement was terminated as of the effectiveness of the merger of UTN and a subsidiary of the Company (the "Merger"). This option now represents the right to purchase from the Company an aggregate of 305.55 shares of its Common Stock, par value $.002 per share ("Stock"). This option is not intended to qualify for federal income tax treatment as an "incentive stock option" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended. This option may be exercised at the option price of $4.578 per share of Stock, subject to adjustment as provided herein; provided, however, that the aggregate exercise price of this option shall be
--------  -------
reduced by $11.82 in order to take into account your right under your Letter Agreement with UTN to receive an option to purchase 0.95 of one share of UTN in conjunction with the merger of CDG Holding Corp. with UTN, multiplied by the initial public offering price of the Common Stock of UTN of $14.50 per share, reduced by the exercise price of such fractional share.

         1. Term and Exercisability of Option. Provided that you are not in
            ---------------------------------
violation of any agreement with the Company or a subsidiary of the Company regarding noncompetition or confidentiality, this option shall be exercisable in full until the earlier of September 30, 2001 or the expiration of the period described in Section 6 of this Option Agreement (the "Expiration Date").

         2. Method of Exercise. This option may be exercised from time to time
            ------------------
by written notice to the Company substantially in the form attached hereto as
Exhibit 1, accompanied by payment in full of the option price for the number of shares to be delivered, in cash or cash equivalents or any other means of payment acceptable to the Company. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to you (or other person entitled to exercise this option), deliver or cause to be delivered to you (or other person entitled to exercise this option) stock certificates representing the number of shares to be issued upon such exercise; provided,
                                                                   --------
however, that the time of such delivery may be postponed by the Company for such
-------
period as may be required for it with reasonable diligence to comply with applicable securities and other law. If you (or other person entitled to exercise this option) fail to pay for and accept delivery of all or any part of the number of shares specified in such notice upon tender of delivery thereof, your right to exercise this option with respect to such undelivered shares shall be terminated, unless the Company otherwise agrees.

         3. Withholding Taxes. You hereby agree, as a condition to any exercise
            -----------------
of this option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount"), if any, by (a) authorizing the Company to withhold the Withholding Amount from your cash compensation, or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company shall withhold from the Stock delivered upon exercise of this option that number of shares having a fair market value on the date of exercise sufficient to eliminate any deficiency in the Withholding Amount.

         4. Non-assignability of Option Rights.  This option shall not be
            ----------------------------------
encumbered or be assignable or transferable by you except by will or by the laws of descent and distribution. During your life this option shall be exercisable only by you.

         5. Compliance with Securities Laws. You hereby represent that you or
            -------------------------------
the person exercising this option in your stead will be acquiring the Stock for investment and not with a view to its sale or distribution, and you and they respectively, as a condition to being issued the Stock, hereby covenant and agree with the Company that no transfer, sale, exchange, assignment, pledge or encumbrance of the Stock or any portion thereof, nor any commitment to take such action, shall be made, whether voluntarily, involuntarily, or by operation of law, by bequest or otherwise, without prior written notice of you or the holder thereof to the Company, and compliance with this Option Agreement. You hereby acknowledge that the Stock or other securities issued pursuant to any exercise of this option will bear a legend setting forth such restrictions on their transferability as the Company shall have been advised by its legal counsel is necessary or desirable under applicable law relating to the distribution of securities or the terms of this Option Agreement.

         This option is also subject to the requirement that if at any time the Board of Directors of the Company shall determine, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law (including any state securities or "blue sky" law), or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares hereunder, this option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any such period during which the right to exercise this option shall be so suspended will commence upon the date notice thereof shall have been given to you (or your legal representative) and shall end upon the effective date, if any, of such listing, registration, qualification, consent or approval. If the Expiration Date of this option, as otherwise determined, occurs during the period of such suspension, said Expiration Date shall be postponed until thirty days after you (or your legal representative) have been given written notice of the termination of the period of such suspension.

         If the Expiration Date of this option occurs on a date when you would not be able to exercise this option without incurring liability under Section 16 of the Securities Exchange Act of 1934, as amended, the Board of Directors of the Company may, in its sole discretion, postpone the Expiration Date for up to six months and one day.

         6. Effect of Termination of Employment. This option shall terminate
            -----------------------------------
immediately in the event that your employment with the Company (which term for purposes of this Section 6 shall include any subsidiary of the Company) is terminated (a) by you voluntarily under circumstances not constituting "Good Reason" as defined in the Noncompetition and Severance Pay Agreement between you and UTN (the "Noncompetition Agreement"), or (b) by the Company for "Cause" as defined in the Noncompetition Agreement or your violation of this or any other agreement with the Company. In the event that you during your life cease to be an employee of the Company on account of your permanent disability as determined by the Board on the basis of such medical evidence as it shall consider appropriate ("Disability"), or for any other reason other than those described in the preceding sentence, this option, or the unexercised portion hereof which is otherwise exercisable on the date of termination of your employment, shall terminate ninety (90) days after the date of termination of your employment, but in any event no later than September 30, 2001. In the event of your death while you are employed by the Company, or within the ninety-day period described in the preceding sentence, this option, or the unexercised portion hereof which is otherwise exercisable by you at the date of your death, may be exercised by your personal representative at any time before the expiration of one year from the date of your death, but in any event no later than September 30, 2001.

         7. Rights as Stockholder. No person shall have any rights as a
            ---------------------
stockholder with respect to any shares of Stock covered by this option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         8. Adjustments. In the event of any change in the number or kind of
            -----------
outstanding shares of Stock of the Company by reason of a reorganization, recapitalization, reclassification, liquidation, stock split, stock dividend or combination of shares, or a merger with or consolidation into another corporation or entity, or any other change in the corporate structure or shares of capital stock of the Company, appropriate adjustments, as determined by the Board of Directors of the Company in its sole discretion, shall be made in the exercise price and in the number and kind of securities which are the subject of this option.

         If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation while this option remains exercisable, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, you shall be entitled, upon exercise of this option, to receive in lieu of shares of Stock, shares of such stock or other securities or property (including cash) as the holders of shares of Stock received pursuant to the terms of the merger, consolidation or sale; or
(ii) this option may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to you, and you shall have the right to exercise this option to the extent then otherwise exercisable during a thirty-day period preceding the effective date of such merger, consolidation, liquidation or sale.

         9.  Effect upon Employment.  Nothing in this option shall be construed
             ----------------------
to impose any obligation upon the Company to employ you or to retain you in its employ.

         10. Compliance with Applicable Laws and Regulations. Upon exercise of
             -----------------------------------------------
this option, you shall file any and all reports required to be filed by you under the Securities Exchange Act of 1934, as amended, or under any other applicable law or regulation.

         11.  Limitation of Liability.  No member of the Board of Directors of
              -----------------------
the Company shall be liable for any action or determination made in good faith in respect of this Option Agreement or this option.

         12.  General Provisions.
              ------------------

         (a)  Amendment; Waivers. This Option Agreement contains the full and
              ------------------
complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. This Option Agreement replaces and supersedes the Letter Agreement by and between you and UTN, which Letter Agreement is terminated and of no further force or effect upon the effectiveness of the merger of UTN with and into a subsidiary of the Company. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

         (b)  Binding Effect.  This Option Agreement shall inure to the benefit
              --------------
of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         (c)  Governing Law.  This Option Agreement shall be governed by and
              -------------
construed in accordance with the laws of The State of Colorado.

         (d)  Construction. The titles of the sections of this Option Agreement
              ------------
are included for convenience only and shall not be construed as modifying or affecting its provisions. The masculine gender shall include both genders; the singular shall include the plural and the plural the singular unless the context otherwise requires.

         (e)  Notices. Any notice in connection with this Option Agreement shall
              -------
be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

         To you: To your address as listed on the books of the Company.


         To the Company:        Corporate Express, Inc.
                                325 Interlocken Parkway
                                Broomfield, CO  80021



                                        Very truly yours,

                                        CORPORATE EXPRESS, INC.

                                        By:
                                            ----------------------
                                            Name:
                                            Title:

                                                                       Exhibit 1

Chief Financial Officer
Corporate Express, Inc.
325 Interlocken Parkway
Broomfield, CO  80021

         Re:  Exercise of Option under Option Agreement
              -----------------------------------------
Gentlemen:

         Please take notice that the undersigned hereby elects to exercise the stock option granted to Charles L. Adamson on December 20, 1995 by and to the extent of purchasing ________ shares of the Common Stock of your Company for the option price of $4.578 per share, subject to the terms and conditions of the letter agreement dated as of November 8, 1996 (the "Option Agreement").

         The undersigned encloses herewith payment, in cash or in such other property as is permitted under the Option Agreement, of the purchase price for said shares.

         The undersigned hereby agrees to provide to your Company an amount sufficient to satisfy any and all obligation to withhold certain taxes, in accordance with Section 3 of the Option Agreement.

         The undersigned hereby specifically confirms to your Company that s/he is acquiring said shares for investment and not with a view to their sale or distribution, and that the shares shall be held subject to all of the terms and conditions of the Option Agreement.

                                        Very truly yours,




----------------------                  ---------------------------------------
Date                                    (Signed by Charles L. Adamson
                                        or other party duly exercising option)

                           Schedule to Exhibit 99(b)

Pursuant to Instruction 2 to Item 601 of Regulation S-K, the following Option Agreements, which are substantially identical in all material respects to the Option Agreement with Charles L. Adamson filed herewith, are omitted. The following list sets forth the material differences in name of grantee, number of shares of Corporate Express, Inc. Common Stock subject to option, and the exercise price of each option from the Option Agreement filed herewith:

--------------------------------------------------------------------------------
                                                          Number of Shares of
                                                        Corporate Express, Inc.
   Grantee Name                 Exercise Price             Subject to Option
--------------------------------------------------------------------------------
   Michael K. Alligood                         $4.578                    458.55
--------------------------------------------------------------------------------
   Ronald J. Barowski                          $4.578                  6,794.10
--------------------------------------------------------------------------------
    Philip A. Belyew                           $4.578                 17,650.35
--------------------------------------------------------------------------------
    James W. Bennett                           $9.800                  1,529.55
--------------------------------------------------------------------------------
    Harvey E. Bines                            $9.820                  4,589.55
--------------------------------------------------------------------------------
    Thomas S. Breyen                           $4.578                  1,529.55
--------------------------------------------------------------------------------
    Thomas S. Breyen                           $7.780                    764.55
--------------------------------------------------------------------------------
   Donald S. Bumgardner                        $4.578                    764.55
--------------------------------------------------------------------------------
   Donald S. Bumgardner                        $7.780                  1,529.55
--------------------------------------------------------------------------------
     Janet L. Cheek                            $4.578                    517.05
--------------------------------------------------------------------------------
    Phillip R. Davis                           $4.578                    458.55
--------------------------------------------------------------------------------
   R. David England, Jr.                       $4.578                 12,354.75
--------------------------------------------------------------------------------
    Charles E. Fisher                          $4.578                    917.55
--------------------------------------------------------------------------------
     Ediberto Gomez                            $4.578                    917.55
--------------------------------------------------------------------------------
      Robert Hand                              $4.578                    359.55
--------------------------------------------------------------------------------
      Robert Hand                              $7.780                    764.55
--------------------------------------------------------------------------------
    Mark L. Johnson                            $4.578                    764.55
--------------------------------------------------------------------------------
   Duane E. Kasmarik                           $4.578                  2,700.00
--------------------------------------------------------------------------------
     Lisa H. Keith                             $4.578                    917.55
--------------------------------------------------------------------------------
     Jeanne M. King                            $4.578                  1,529.55
--------------------------------------------------------------------------------
     Jeanne M. King                            $7.780                    764.55
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Kim L. Mattingly                           $4.578                  1,529.55
--------------------------------------------------------------------------------
    Kim L. Mattingly                           $7.780                    764.55
--------------------------------------------------------------------------------
     Edwin C. Mertz                            $4.578                    458.55
--------------------------------------------------------------------------------
    Jorge V. Miranda                           $7.780                    917.55
--------------------------------------------------------------------------------
      Ryan O'Neal                              $7.780                    764.55
--------------------------------------------------------------------------------
     Scott R. Passe                            $4.578                    458.55
--------------------------------------------------------------------------------
    Mark E. Rykowski                           $4.578                  7,942.55
--------------------------------------------------------------------------------
    George G. Wagner                           $4.578                 14,120.10
--------------------------------------------------------------------------------